Exhibit 10.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GYRODYNE SPECIAL DISTRIBUTION, LLC

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ii

iii

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AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF GYRODYNE SPECIAL DISTRIBUTION, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GYRODYNE SPECIAL DISTRIBUTION, LLC (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time), effective as of December 30, 2013, is entered into by Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (“Gyrodyne”), as sole member. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.

WHEREAS, the Company was formed under the NYLLCL pursuant to articles of organization filed with the Secretary of State of the State of New York on October 15, 2013, and a Limited Liability Company Agreement of Gyrodyne Special Distribution, LLC, dated as of October 15, 2013 (the “Original LLC Agreement”), executed by Gyrodyne, as sole member;

WHEREAS, pursuant to the NYLLCL and the Original LLC Agreement, Gyrodyne has authorized and approved an amendment and restatement of the Original LLC Agreement on the terms set forth herein;

WHEREAS, on December 30, 2013, Gyrodyne plans to distribute all of the GSD LLC Shares to holders of each share of common stock, par value $1.00 per share, of Gyrodyne, on a pro rata basis (the “Distribution”);

WHEREAS, the Company is a party to that certain Amended and Restated Agreement and Plan of Merger, dated as of December 20, 2013 (the “Plan of Merger”), among the Company, Gyrodyne and Gyrodyne, LLC (“Gyrodyne LLC”), pursuant to which, at the Effective Time, Gyrodyne and the Company will merge with and into Gyrodyne LLC with Gyrodyne LLC being the surviving entity (the “Merger”); and

WHEREAS, at the Effective Time, pursuant to the Plan of Merger and without any action on the part of any other Person, each GSD LLC Share issued and outstanding immediately prior to the Effective Time automatically shall be converted into such number of validly issued common shares of limited liability company interests in Gyrodyne LLC as shall be determined by the Board of Directors of Gyrodyne and announced at least ten days prior to Gyrodyne’s meeting of shareholders at which shareholders of Gyrodyne shall consider and act upon this Plan of Merger.

NOW THEREFORE, the limited liability company agreement of the Company is hereby amended and restated to read in its entirety as follows:

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ARTICLE I

DEFINITIONS

Section 1.1           Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of GSD LLC Shares to such Person by the Company.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 4.1(d)(i) or Section 4.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Member in respect of a Share shall be the amount that such Adjusted Capital Account would be if such GSD LLC Share were the only interest in the Company held by such Member from and after the date on which such GSD LLC Share was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.7(d)(i) or Section 3.7(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of Gyrodyne Special Distribution, LLC, as it may be amended, supplemented or restated from time to time.

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“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of New York as referenced in Section 5.21, as such Articles of Organization may be amended, supplemented or restated from time to time.

“Board” has the meaning assigned to such term in Section 5.1.

“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.7. The “Capital Account” of a Member in respect of a Share shall be the amount that such Capital Account would be if such GSD LLC Share were the only interest in the Company held by such Member from and after the date on which such GSD LLC Share was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.7(d)(i) and Section 3.7(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Board.

“Chairman of the Board” has the meaning assigned to such term in Section 5.1.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Company” means Gyrodyne Special Distribution, LLC, a New York limited liability company, and any successors thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

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“Contributed Property” means each property or other asset, in such form as may be permitted by the NYLLCL, but excluding cash, contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.7(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(d)(ix).

“Depositary” means, with respect to any GSD LLC Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Director” means the individuals elected to the Board from time to time in accordance with this Agreement in their capacity as managers of the Company within the meaning of the NYLLCL.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Time” has the meaning set forth in the Plan of Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“GSD LLC Shares” means common shares of limited liability company interests in the Company that are authorized and issued, evidencing a Member’s rights, powers and duties with respect to the Company, in accordance with the terms of this Agreement and the NYLLCL.

“Indemnified Person” means (a) any Person who was or is a Director or officer of Gyrodyne and who is or was a Director or officer of the Company, (b) any Person who is or was serving at the request of the Company as an officer, Director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person on the Board designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director who meets the then current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which GSD LLC Shares are listed for trading.

“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

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“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the NYLLCL.

“Managing Member” means Gyrodyne or its successor in accordance with the terms hereof.

“Member” means each member of the Company, including, unless the context otherwise requires, each Managing Member, each Substitute Member, and each Additional Member.

“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

“Merger” has the meaning set forth in the recitals to this Agreement.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act, or the NASDAQ National Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.7(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(d).

“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(d).

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“NYBCL” means the New York Business Corporation Law of the State of New York, as amended, supplemented or restated from time to time, and any successor to such statute.

“NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 4.2(b)(i)(A), Section 4.2(b)(ii)(A) and Section 4.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such Nonrecourse Liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Outstanding” means, with respect to GSD LLC Shares, all GSD LLC Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Percentage Interest” means, as of any date of determination, with respect to any Member, the product obtained by multiplying the quotient obtained by dividing (x) the number of GSD LLC Shares held by such Member by (y) the total number of all outstanding GSD LLC Shares. No Member may beneficially own a percentage interest greater than 20%. As used herein, the term “beneficially own” shall have the meaning ascribed to it under Rule 13d-3 promulgated under the Exchange Act.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Plan of Merger” has the meaning set forth in the recitals to this Agreement.

“Qualified Member” has the meaning set forth in Section 12.4 of this Agreement.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or

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entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means, with respect to the GSD LLC Shares, the Person in whose name such GSD LLC Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses under Section 4.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.1(d)(i), 4.1(d)(ii), 4.1(d)(iii), 4.1(d)(vi) or 4.1(d)(viii).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 4.2(b)(i)(A) or Section 4.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding GSD LLC Shares.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(d) as a result of a transfer of GSD LLC Shares to such Person.

“transfer” means, with respect to a GSD LLC Share, a transaction by which the Record Holder of a GSD LLC Share assigns such GSD LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of GSD LLC Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of GSD LLC Shares; provided that if no Transfer Agent is specifically designated for such class of GSD LLC Shares, the Company shall act in such capacity.

“Transferability Date” shall mean the latest of (x) December 31, 2014, (y) the date of termination of the Plan of Merger, and (z) the date upon which all required actions have been taken under applicable law to permit unrestricted transferability of the GSD LLC Shares.

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“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 3.7(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 3.7(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 3.7(d)).

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

Section 1.2        Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1        Formation.

The Company has been formed as a limited liability company pursuant to the provisions of the NYLLCL. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the “NYLLCL” means the New York Limited Liability Company Law, as amended, supplemented or restated from time to time, and any successor to such statute. All GSD LLC Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2        Name.

The name of the Company shall be “Gyrodyne Special Distribution, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

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Section 2.3        Registered Office; Registered Agent; Principal Office; Other Offices.

The principal office shall be in the Village of St. James, Town of Smithtown, County of Suffolk, State of New York. The address to which the Secretary of State shall mail a copy of any process against the Company served upon him pursuant to law is: Gyrodyne Special Distribution, LLC, 7 Flowerfield, Suite 28, St. James, New York 11780, or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of New York as the Board determines to be necessary or appropriate.

Section 2.4        Purposes.

The purpose for which the Company is formed is to:

(a)       engage in any and all lawful acts or activities for which limited liability companies may be formed under the NYLLCL;

(b)       notwithstanding anything in this Agreement to the contrary, (i) without the consent of any Person, the Merger is hereby authorized, approved, ratified and confirmed, and (ii) in order to effectuate the Merger, the Company is hereby authorized to execute, deliver and perform, and Gyrodyne or any officer (as an “authorized person” within the meaning of the NYLLCL, as member, as an officer or otherwise) is hereby authorized to execute and deliver on behalf of the Company, the Plan of Merger, a Certificate of Merger of the Company and Gyrodyne into Gyrodyne LLC to be filed in the office of the Secretary of State of the State of New York, and all documents, agreements, or certificates contemplated thereby or related thereto, in each case without further authorization or approval of any other Person (and any such execution, delivery and performance that has already occurred is hereby authorized, approved, ratified and confirmed in all respects). The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.

Section 2.5        Powers.

The Company shall have, in furtherance of the purposes described in Section 2.4, all of the powers conferred upon limited liability companies organized under the NYLLCL subject to any limitations contained in this Agreement or in the laws of the State of New York.

Section 2.6        Term.

The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Articles of Organization as provided in the NYLLCL.

Section 2.7        Title to Company Assets.

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. All Company assets shall be

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recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

MEMBERS AND GSD LLC SHARES

Section 3.1        Members.

(a)       A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any GSD LLC Share and becomes the Record Holder of such GSD LLC Share in accordance with the provisions of Article IV hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a GSD LLC Share.

(b)       The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)       Except as otherwise provided in the NYLLCL, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d)       Subject to Articles X and XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s GSD LLC Shares becomes a Record Holder of such GSD LLC Shares, such transferring Member shall cease to be a member of the Company with respect to the GSD LLC Shares so transferred.

(e)       Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)        Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor

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any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2        Authorization to Issue GSD LLC Shares.

(a)       The aggregate number of GSD LLC Shares which the Company is authorized to issue is four million (4,000,000).

(b)       All of the GSD LLC Shares which the Company is authorized to issue shall be of one class, and shall be designated common shares.

(c)       No holder of GSD LLC Shares shall be entitled as a matter of right to subscribe for, purchase or receive any GSD LLC Shares, whether out of the number of GSD LLC Shares authorized by the Section 3.2(a) hereof or by amendment thereof, or out of the GSD LLC Shares acquired by it after the issuance thereof, or any rights or options to subscribe for, purchase or receive GSD LLC Shares which it may issue or sell, nor shall any holder of GSD LLC Shares be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Company may issue or sell that shall be convertible into or exchangeable for GSD LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its GSD LLC Shares; but any GSD LLC Shares, whether now or hereafter authorized or acquired by the Company, and any rights or options to subscribe for, purchase or receive GSD LLC Shares from the Company, and any bonds, debentures or other securities of the Company convertible into or exchangeable for GSD LLC Shares or to which shall be attached or appertain any warrant or warrants or other instrument or instruments or rights that shall confer upon the holder or owner of such securities the right to subscribe for, purchase or receive from the Company any of its GSD LLC Shares, may be issued and disposed of by the Board to such persons, firms, corporations or associations for such consideration, upon such terms and in such manner as the Board may in its discretion determine, without offering any thereof on the same terms or on any terms to the Members then of record.

Section 3.3        Outstanding GSD LLC Shares.

(a)       After giving effect to the Distribution, all of the GSD LLC Shares shall be held pro rata by the shareholders of Gyrodyne as of the record date for the Distribution in an amount equal to their ownership of shares of Gyrodyne's common stock as of such date and any GSD LLC Shares then held by the Managing Member shall automatically and without any further action be cancelled, rescinded and declared void at the time of the Distribution.

(b)       At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person, each GSD LLC Share outstanding immediately prior to the Effective Time shall be converted into LLC Shares as provided in the Merger Agreement.

(c)       As the Plan of Merger has been approved by the Managing Member and the holders of GSD LLC Shares have no vote with respect thereto, no holder of GSD LLC Shares shall be entitled to appraisal rights as a result of the Merger.

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Section 3.4        Uncertificated Shares.

The GSD LLC Shares shall be uncertificated and a listing of the Record Holders thereof shall be maintained solely on the registrar of the Company’s shares and, if applicable, in the book-entry account system of any transfer agent appointed by the Company. No certificates evidencing such shares shall be issued. Upon written request of a registered holder of GSD LLC Shares, the Company shall send to such registered owner a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3.5        Record Holders.

The Company shall be entitled to recognize the Record Holder as the owner of a GSD LLC Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such GSD LLC Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such GSD LLC Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding GSD LLC Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such GSD LLC Shares.

Section 3.6        Registration and Transfer of GSD LLC Shares; Limitation on Transfer and Ownership.

(a)       The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which the Record Holder of a GSD LLC Share assigns such GSD LLC Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)       The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of GSD LLC Shares. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering GSD LLC Shares and transfers of such GSD LLC Shares as herein provided. Transfers of GSD LLC Shares shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes or other governmental charge and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement.

(c)       By acceptance of the transfer of any GSD LLC Share, each transferee of a GSD LLC Share (including any nominee holder or an agent or representative acquiring such

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GSD LLC Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the GSD LLC Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the GSD LLC Shares so transferred, (iv) grants powers of attorney to the officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any GSD LLC Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(d)       Notwithstanding anything to the contrary in this Section 3.6, and even though GSD LLC Shares will be recorded on the books of the Company, unless and until the Transferability Date shall have occurred, GSD LLC Shares may not be assigned or transferred, voluntarily or involuntarily, by the registered holder and will not be listed on any exchange. Any attempted assignment or transfer driving this period shall be void, except as provided in the following sentence, in which case such GSD LLC Shares may be transferred only on the books of the Company. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, to the successor to any holder that is a corporate or other entity or by any any nominee holder or an agent or representative holding such GSD LLC Shares for the account of another Person to the beneficial owner of such GSD LLC Shares. If such a transfer is so requested, the Company may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law. Nothing in this Section 3.6(d) will prohibit the Company from acquiring any GSD LLC Shares from any holder thereof.

(e)       No Member’s Percentage Interest shall exceed 20% (the “Cap”) at any time. If any Member’s Percentage Interest, at any time, is greater than the Cap for any reason whatsoever, including but not limited to additional contributions by Members, purchases or other acquisitions by Members, mergers, consolidations, acquisitions, or other business combinations involving the Member (such Member, the “Capped Member”), then the Percentage Interests resulting in such an increase over the Cap (the “Excess Interest”) shall be transferred by the Capped Member to an irrevocable trust formed and administered by the Company (the “Trust”). The Excess Interest shall have no voting rights when held in the Trust and shall be disregarded in computing any required votes under this Agreement. The Company shall be responsible for all expenses relating to the Trust. The Capped Member will be the beneficiary of the Trust. At the end of each fiscal quarter, or at such other earlier date as determined by the Board, the Company, on behalf of the Trust, shall have the option to purchase the Excess Interests from the Trust at a price (the “Excess Interests Price”) determined by an independent appraiser selected by the Board or to offer such Excess Interests to third parties. The Board may, at its discretion, offer such Excess Interests to the other Members in proportion to their Percentage Interests, or to other Persons at the Excess Interests Price. However, in the event a Capped Member’s Percentage Interests including the Excess Interest held beneficially in the Trust on behalf of such Capped Member, at any time becomes less than the Cap due to the sale of Percentage Interests by the Capped Member or due to additional issuances of GSD LLC Shares by the Company, the Trust (to the extent such Capped Member’s Excess Interests have not been sold pursuant to this Section 3.6(f)) shall return to the Capped Member the lesser of (x) all Excess Interests of such Capped Member held in the Trust and (y) the number of Excess Interests that would increase such Capped Member’s Percentage Interest to 20%. Distributions, if any, made by the Company

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with respect to the Excess Interests shall be paid to the Capped Member promptly upon receipt thereof by the Trust. The Trust shall distribute the proceeds of any sale of the Excess Interests promptly upon receipt thereof to the Capped Member. Notwithstanding the foregoing, any transfer of Interests pursuant to this Section 3.6(f) that would cause the Company to be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code shall be null and void and all transfers shall be made subject to and in compliance with all applicable laws.

Section 3.7        Capital Accounts.

(a)       The Company shall maintain for each Member (or a beneficial owner of GSD LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Company) owning GSD LLC Shares a separate Capital Account with respect to such GSD LLC Shares in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such GSD LLC Shares pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 3.7(b) and allocated with respect to such GSD LLC Shares pursuant to Section 4.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such GSD LLC Shares pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.7(b) and allocated with respect to such GSD LLC Shares pursuant to Section 4.1. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts or any adjustments thereto (including adjustments relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Treasury Regulation, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article VIII hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

(b)       For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article IV and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

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(i)          All fees and other expenses incurred by the Company to promote the sale of (or to sell) GSD LLC Shares that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 4.1.

(ii)         Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii)        Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(iv)        In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined in the manner described in Regulation Section 1.704-3(d)(2). Upon an adjustment pursuant to Section 3.7(d) to the Carrying Value of any Adjusted Property that is subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined in the manner described in Regulation Section 1.704-3(d)(2).

(c)          A transferee of GSD LLC Shares shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of GSD LLC Shares so transferred.

(d)          (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional GSD LLC Shares for cash or Contributed Property and the issuance of GSD LLC Shares as consideration for the provision of services, the Capital Account of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to the issuance of additional GSD LLC Shares shall be determined by the Board using such method of

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valuation as it may adopt; provided, however, that the Board, in arriving at such valuation, must take fully into account the fair market value of the GSD LLC Shares of all Members at such time. The Board shall allocate such aggregate value among the assets of the Company (in such manner as it determines) to arrive at a fair market value for individual properties.

(ii)         In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Share), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, pursuant to Section 4.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 8.3 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 3.7(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 8.3, be determined and allocated by the Liquidator using such method of valuation as it may adopt.

(iii)        The Board may make the adjustments described in clause (i) above in the manner set forth therein if the Board determines that such adjustments are necessary or useful to effectuate the intended economic arrangement among the Members (i.e., that equal distributions be paid with respect to each GSD LLC Share), including Members who received GSD LLC Shares in connection with the performance of services to or for the benefit of the Company.

(e)          Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Board shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members (i.e., that equal distributions be paid with respect to each GSD LLC Share), the Board may make such modification.

Section 3.8          Splits and Combinations.

(a)          Subject to paragraph (d) of this Section 3.8, the Company may make a pro rata distribution of GSD LLC Shares to all Record Holders of GSD LLC Shares, or may effect a subdivision or combination of GSD LLC Shares so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per share basis or stated as a number of GSD LLC Shares are proportionately adjusted.

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(b)          Whenever such a distribution, subdivision or combination of GSD LLC Shares is declared, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days nor more than 60 days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of GSD LLC Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)          Promptly following any such distribution, subdivision or combination, the Company may issue uncertificated shares to the Record Holders of GSD LLC Shares as of the applicable Record Date representing the new number of GSD LLC Shares held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.

(d)          The Company shall not issue fractional GSD LLC Shares upon any distribution, subdivision or combination of GSD LLC Shares. If a distribution, subdivision or combination of GSD LLC Shares would otherwise result in the issuance of fractional GSD LLC Shares, each fractional GSD LLC Share shall be rounded to the nearest whole GSD LLC Share (and a 0.5 GSD LLC Share shall be rounded to the next higher GSD LLC Share).

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1          Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 3.7(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

(a)          Net Income. After giving effect to the special allocations set forth in Section 4.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.

(b)          Net Losses. After giving effect to the special allocations set forth in Section 4.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that to the extent any allocation of Net Losses would cause any Members to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Percentage Interests.

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(c)          Allocation upon Termination. With respect to all Section 4.1(a) and (b) allocations following a Liquidation Date, such allocations shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 4.1 and after giving effect to all distributions during such taxable year; provided, however, that solely for purposes of this Section 4.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 8.3.

(d)          Special Allocations. Notwithstanding any other provision of this Section 4.1, the following special allocations shall be made for such taxable period:

(i)          Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 4.1(d)(iii) and 4.1(d)(vi)). This Section 4.1(d)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)         Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 4.1 (other than Section 4.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.1(d), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(d), other than Section 4.1(d)(i) and other than an allocation pursuant to Sections 4.1(d)(v) and 4.1(d)(vi), with respect to such taxable period. This Section 4.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)        Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 4.1(d)(i) or (ii). This Section 4.1(d)(iii) is

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intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)         Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.1(d)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.1 have been tentatively made as if this Section 4.1(d)(iv) were not in this Agreement.

(v)          Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi)         Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)        Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Members in a manner chosen by the Board and consistent with such Treasury Regulation.

(viii)      Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

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(ix)         Curative Allocation.

(A)         The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.1(d)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.

(B)         The Board shall, with respect to each taxable period, (1) apply the provisions of Section 4.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 4.1(d)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.

Section 4.2          Allocations for Tax Purposes.

(a)          Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 4.1.

(b)          In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members as follows:

(i)          (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.

(ii)         (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Sections 3.7(d)(i) or 3.7(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section

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4.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.

(iii)        The Board shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities. Notwithstanding the preceding sentence, the Board may cause the Company to eliminate Book-Tax Disparities using another method described in Treasury Regulation Section 1.704-3.

(c)          For the proper administration of the Company and for the preservation of uniformity of the GSD LLC Shares, the Board shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the GSD LLC Shares; and (iv) adopt and employ such methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of GSD LLC Shares, (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, and to achieve uniformity of GSD LLC Shares. The Board may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 4.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holders of any class or classes of GSD LLC Shares issued and Outstanding or the Company, and if such allocations are consistent with the principles of Section 704 of the Code.

(d)          The Board may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Company’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Board determines that such reporting position cannot be taken, the Board may adopt depreciation and amortization conventions under which all purchasers acquiring GSD LLC Shares in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Company’s property. If the Board chooses not to utilize such aggregate method, the Board may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any GSD LLC

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Shares, so long as such conventions would not have a material adverse effect on the Members or the Record Holders of GSD LLC Shares.

(e)          Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 4.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f)          All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g)          Pursuant to Section 4.2(c), the Board may adopt and employ such conventions and methods as it determines in its sole discretion to be appropriate for the determination for federal income tax purposes of each item of Company income, gain, loss, and deduction and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code (including Section 706 of the Code) and the regulations or rulings promulgated thereunder. The Board may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h)          Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the beneficial owner of GSD LLC Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board.

Section 4.3          Distributions to Record Holders.

(a)          The Board may fix any time whatsoever not less than ten (10) nor more than sixty (60) days prior to the date of any meeting of Members, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of GSD LLC Shares will be made or will go into effect, as a record date for the determination of the Members entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of GSD LLC Shares.

(b)          Notwithstanding Section 4.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

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ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1           Managing Member.

(a) Prior to the Transferability Date, the Company shall be managed by the Managing Member. Prior to such date, the provisions of Article V (other than this Section 5.1) shall not be applicable, and references to the “Board” in other Articles of this Agreement shall be deemed to be references to the Managing Member.

(b) For the avoidance of doubt, during such period prior to the Transferability Date as the Company is managed by the Managing Member, the Managing Member shall have sole and absolute discretion regarding the management and affairs of the Company. In furtherance and not in limitation of the foregoing, the Managing Member shall have the right to reimbursement from the Company for any costs and expenses incurred by the Managing Member to the extent such costs and expenses represent costs and expenses properly allocable to the Company. Moreover, the Managing Member may provide such service to the Company and shall be compensated by the Company at a market rate for such services. The Managing Member may designate any successor Managing Member.

(c) In addition, the Managing Member shall provide an initial liquidity facility to the Company to permit it to conduct its operations in such amount as the Managing Member may determine from time to time, except that in no event shall the Managing Member be required to provide any such facility or other capital contribution, loan, guaranty or similar financial arrangement in an amount exceeding $2,500,000 in the aggregate.

(d) Notwithstanding any provision hereof to the contrary, prior to the Transferability Date, the Managing Member shall have the sole authority to approve and voting rights in respect of (and no other authorization or vote of any other Members shall be required in connection with) the approval of: (i) the liquidation or dissolution of the Company; (ii) the sale, exchange, lease, mortgage, pledge or other transfer of all, substantially all or any lesser portion of the Company's assets; or (3) a merger or consolidation of the Company with or into another Person.

(e) The Managing Member will act in good faith and in accordance with the best interests of the Company in managing the the Company's affairs pursuant to this Agreement, but will have no obligation or liability to the Company or any of its other Members for any decision made or action taken in connection with the discharge of its duties hereunder if such decision or action is made or taken in good faith and does not constitute gross negligatence or willful misconduct by the Managing Member.

(f) The Managing Member will not, by virtue of its rights and obligations under this Agreement, be in any way prohibited or restricted from engaging in or possessing an interest in any other business venture of any nature, including any competitive activities. Any and all conflicts between the Managing Member's interest in any other business venture and the interests of the Company are hereby consented to and waived. Neither the Company nor any other Member will have any rights in or to the income or profits derived from any other business

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venture of the Managing Member, nor will the Managing Member have any obligation to the Company or any other Member, with respect to any other business venture.

Section 5.2           Power and Authority of Board.

Subsequent to the Transferability Date, the business and affairs of the Company shall be managed by its board of Directors (the “Board”), acting, collectively, as managers of the Company within the meaning of the NYLLCL. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and of the officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the NYBCL. In addition to the powers that now or hereafter can be granted to managers under the NYLLCL and to all other powers granted under any other provision of this Agreement, the Board may exercise all such powers of the Company and shall have full power and authority to do, and to direct the officers to do, all such lawful acts and things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company.

Section 5.3           Procedure for Election of Directors; Required Vote.

Election of Directors at all meetings of the Members at which Directors are to be elected (an “Election Meeting”) shall be by ballot, a plurality of the votes cast thereat shall elect Directors; provided, however, that the initial Directors following the transferability date shall be appointed by the Managing Member and shall continue until their successors are duly elected and qualified in accordance herewith.

Section 5.4           Number of Directors.

The Board shall consist of not less than three (3) nor more than seven (7) Directors, who need not be Members. Within these limits, the number of Directors of the Company shall be fixed from time to time by resolution of the Board.

Section 5.5           Removal and Vacancies.

Any Director or Directors may be removed at any time, but only for “cause” by the affirmative vote of two-thirds (2/3) of the Directors then in office or by vote of the Members at a special meeting called for that purpose. “Cause” for purposes hereof shall be defined as criminal acts, misfeasance of office or other similar acts. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the authorized number of Directors, or otherwise, the remaining Directors, though less than a quorum or by the sole remaining Director shall choose a successor, successors or additional Directors who shall hold office for the remainder of the term of the vacant office. In the event of a vacancy, the Board, may, in its discretion, reduce the number of Directors by allowing the vacated office to remain vacant. In the event that the Board increases the number of Directors, such new Directors will be elected by the Board to a Class or Classes of Directors so designated by the Board for the term(s) to expire at the annual meeting(s) of the Company next electing such Class or Classes, except as otherwise required by law.

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Section 5.6           Quorum and Adjournment.

A majority of the Directors shall constitute a quorum at any meeting except as otherwise provided by law but a lesser number may adjourn any meeting from time to time and the meeting may be held as so adjourned without further notice.

Section 5.7           Regular Meetings.

Regular meetings of the Board shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board shall meet at the first regular meeting following the annual meeting of Members at which the Directors are elected. Notice need not be given of regular meetings of the Board that are held at the time and place designated by the Board. If a regular meeting is not to be held at the time and place designated by the Board, notice of such meeting, which need not specify the business to be transacted thereat and shall be given (a) if by mail, at least five (5) days, or (b) if by electronic communications or delivered personally or by telephone, not less than two (2) days before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.

Except as otherwise provided by law or this Agreement, a majority of those Directors present and voting at any meeting of the Board, if a quorum is present at such time, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board.

Section 5.8           Special Meetings.

Special meetings of the Board may be called by the Chairman of the Board, or in his absence, by the President, or at the request of three or more members of the Board. A special meeting of the Board shall be deemed to be any meeting other than a regular meeting of the Board. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board (a) if by mail, at least seventy-two (72) hours or (b) if by electronic communications or delivered personally or by telephone, not less than eighteen hours before the time of such meeting, excepting the meeting following the election of Directors. Notices shall be given to each Director at the addresses that he/she shall furnish from time to time to the Secretary as the address for such notices.

Waiver of Notice in writing by any Director of any special meeting of the Board or of any committee thereof, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Directors of such meeting.

Section 5.9           Report and Records.

The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Company and presented to the Board, if practicable, at its next regular meeting. The Board shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

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Section 5.10           Committees.

(a)          Executive Committee. The Board, in its discretion, may appoint three or more of its Directors to act as an Executive Committee. The Committee shall be comprised of the Chairman and such other Directors as appointed by the Board. Such Committee shall, when the Board is not meeting, assume such duties and perform such services as may be assigned to it by the Board, with the same force and effect as though the Board had performed the same.

The Executive Committee has all the authority of the Board, except with respect to certain matters that by the NYLLCL may not be delegated by the Board. The Committee may act only in the intervals between meetings of the full Board. It acts usually in those cases where it is not feasible to convene a special meeting of the Board or where the agenda is the technical completion of undertakings already approved in principle by the Board.

All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; provided that no rights or acts of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board, but in every case the presence of a majority of its members shall be necessary to constitute a quorum.

In every case, the affirmative vote of a majority of all members of the Committee present at the meeting shall be necessary to its adoption of any resolution.

Section 5.11         Other Committees of the Board.

The Board may appoint one or more Directors to comprise one or more of the following Committees, or such other committees as may be designated from time-to-time by the Board, who shall serve at the pleasure of the Board:

(a)          Audit Committee. The Committee shall be comprised of non-employee Directors. The duties of the Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants’ examination and other services; review of financial statements, including auditors’ opinions and management letters, and reporting to the Board the Committee’s recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with internal auditing responsibility; approval of the scope of such officer’s work and review of the results thereof and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations and the Company’s responsibilities for financial reporting to the public.

(b)          Compensation Committee. The Committee shall be comprised of non-employee Directors. The duties of the Committee include approval of salaries to be paid to senior executive officers; approval of or delegation to the President of the authority to approve the salaries of all other officers; and the annual review of all significant financial relationships which Directors and officers have with the Company, directly or indirectly. The duties also include investigation of any complaints concerning possible conflicts of interests involving Directors or officers of the Company, recommendations to the Board of actions to be taken to remove any

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such conflicts and recommendation of policies or procedures designed to avoid any such conflicts of interest.

(c)          Nominating Committee. The Committee shall be comprised of the Chairman of the Board and non-employee Directors. The duties of the Committee include recommendation to the Board with respect to nominees for election as Directors; and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees.

A majority of the number of members of any Committee shall constitute a quorum for the transaction of business. The action of a majority of members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

Section 5.12         Chairman of the Board.

The Board shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of Members at which Directors are elected. The Chairman of the Board shall be a member of the Board and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board.

Section 5.13         Eligibility to Make Nominations.

Nominations of candidates for election as Directors at any Election Meeting may be made (1) by any Members entitled to vote at such Election Meeting only in accordance with the procedures established by Section 5.15, or (2) by the Board. In order to be eligible for election as a Director, any Director nominee must first be nominated in accordance with the provisions of this Agreement.

Section 5.14         Procedures for Nominations by Members.

(a)          Any Member entitled to vote for the election of a Director at an Election Meeting may nominate one or more persons for such election only if written notice of such Member’s intent to make such nomination is delivered to or mailed and received by the Secretary of the Company. Such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) with respect to an annual meeting of Members, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting, which, in the case of the first annual meeting of Members following the date hereof, the preceding year’s annual meeting shall mean the annual meeting of Gyrodyne’s shareholders held in the preceding year); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; and (2) with respect to a special meeting, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting. In no event shall the

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public disclosure of an adjournment of an Election Meeting commence a new time period for the giving of a Member’s notice as described above. The written notice of the Member intending to make the nomination (the “Proponent”) shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of GSD LLC Shares that are owned of record and beneficially by each such nominee, (iv) with respect to each nominee for election or reelection to the Board, the completed and signed questionnaire, representation and agreement required by Section 5.15, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the United States Securities and Exchange Commission, and (vi) as to the Proponent: (A) the name and address of the Proponent, and of any holder of record of the Proponent’s GSD LLC Shares as they appear on the Company’s books, (B) the class and number of GSD LLC Shares that are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s GSD LLC Shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such LLC Shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to GSD LLC Shares, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proponent has continuously held at least $2000 in market value, or 1%, of the Company’s Outstanding GSD LLC Shares entitled to vote for at least one year (or such lesser period that shall have elapsed since the Merger) by such date of giving written notice or a representation that the Proponent is entitled to cast votes with respect to at least 5% of the Outstanding GSD LLC Shares, (F) a representation that the Proponent intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (G) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

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(b)          If the chair of the Election Meeting determines that a nomination of any candidate for election as a Director was not made in accordance with the applicable provisions of this Section 5.15, such nomination shall be void. Notwithstanding anything in this Section 5.15 to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an Election Meeting pursuant to this Section 5.15 does not provide the information required under clauses (B) through (D) of subparagraph (vi) of paragraph (a) of this Section 5.15 to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

Section 5.15         Submission of Questionnaire.

To be eligible to be a nominee for election or reelection as a Director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5.15 of this Agreement) to the Secretary of the Company at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply with, applicable law and all applicable publicly disclosed governance, conflict of interest, opportunities, confidentiality and ownership and trading policies and guidelines of the Company.

Section 5.16         Articles of Organization.

The Articles of Organization has been filed with the Secretary of State of the State of New York as required by the NYLLCL, such filing being hereby confirmed, ratified and approved in all respects. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of New York or any other state in which the Company may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall direct the appropriate officers of the Company to file amendments to and restatements of the Articles of Organization and do all things to maintain the Company as a limited liability company under the

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laws of the State of New York or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the NYLLCL for purposes of filing any such certificate with the Secretary of State of the State of New York. The Company shall not be required, before or after filing, to deliver or mail a copy of the Articles of Organization, any qualification document or any amendment thereto to any Member.

ARTICLE VI

Officers

Section 6.1           Officers.

The officers of the Company shall be a President, a Secretary, a Treasurer, and such other officers and assistant officers, as the Board may from time to time deem advisable. Except for President and Secretary, the Board may refrain from filling any of the said offices at any time and from time to time. Except as otherwise required by applicable law, the same individual may hold any two (2) or more offices. The officers shall be elected by the Board at the time, in the manner and for such terms as the Board from time to time shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer. Each officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board.

Section 6.2           President.

The President shall have general supervision of all of the departments and business of the Company and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board carried into effect. The President shall execute on behalf of the Company and may affix or cause to be affixed a seal to authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Company by the Board or by the President. The President shall be a member of the Board. In the absence or disability of the Chairman of the Board or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all of the powers and authorities incident to such office or as prescribed by the Board.

Section 6.3           Secretary.

The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless the Board has elected a Secretary to the Board, or unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board and all meetings of the Members and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by this Agreement or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Board. The Secretary shall keep a seal of the Company,

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and, when authorized by the Board or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board, the President, or such other supervising officer as the President may designate.

Section 6.4           Treasurer.

The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall have custody of the Company’s funds and such other duties as may be prescribed by the Board, President or such other supervising officer as the President may designate.

Section 6.5           General Powers.

The officers are authorized to do and perform such acts as are necessary in the carrying on of the business of the Company, subject always to the direction of the Board.

ARTICLE VII

INDEMNIFICATION

Section 7.1           Mandatory Indemnification.

(a)          No Director of the Company or Managing Member shall be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director or Managing Member, except if a judgment or other final adjudication adverse to the Director or Managing Member establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Sections 409(c) and 609 of the NYLLCL. If the NYLLCL hereafter is amended to authorize the further elimination or limitation of the liability of Directors or Managing Member, then the liability of a Director of the Company or Managing Member, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NYLLCL. Any repeal or modification of this Section 7.1(a) by the Members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Company or Managing Member existing at the time of such repeal or modification.

(b)          The Company shall, to the full extent permitted by the NYLLCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Managing Member, Director, officer or employee of the Company or any of its subsidiaries or was serving at the request of the Company as a Managing Member, Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably

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incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Managing Member, Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 7.1, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. Any right of indemnification so provided shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the NYLLCL requires, the payment of such expenses incurred by a Managing Member, Director or officer in his or her capacity as a Managing Member, Director or officer (and not in any other capacity in which service was or is rendered by such person while a Managing Member, Director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such Managing Member, Director or officer to repay all amounts so advanced if it shall ultimately be determined that such Managing Member, Director or officer is not entitled to be indemnified under this Article VII or otherwise.

(c)          To obtain indemnification under this Article VII, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the Members of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceedings for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten days after such determination.

(d)          If a claim under paragraph (a) of this Article VII is not paid in full by the Company within thirty days after a written claim pursuant to paragraph (b) of this Article VII has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a

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defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the NYLLCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, Independent Counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NYLLCL, nor an actual determination by the Company (including its Board, Independent Counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(e)          If a determination shall have been made pursuant to paragraph (b) of this Article VII that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII.

(f)          The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Article VII that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article VII.

(g)          The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, this Agreement, vote of Members or Disinterested Directors or otherwise. No repeal or modification of this this Article VII shall in any way diminish or adversely affect the rights of any Managing Member, Director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(h)          The Company may maintain insurance, at its expense, to protect itself and any Managing Member, Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NYLLCL. To the extent that the Company maintains any policy or policies providing such insurance, each such Managing Member, Director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this this Article VII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such Managing Member, Director, officer, employee or agent.

(i)          The Company may, to the extent authorized from time to time by the Board or the Members of the Company by resolution thereof, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the

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provisions of this this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the Company, or to any Managing Member, Directors or officers of the Company to the extent such rights are permitted by law and not available under this this Article VII.

(j)          If any provision or provisions of this this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this this Article VII (including, without limitation, each portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this this Article VII (including, without limitation, each such portion of any paragraph of this this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(k)          For purposes of this Article VII:

(i)          “Change of Control” means

(A)         The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding GSD LLC Shares or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (C) of this Section 7.1(j)(1); or

(B)         Individuals who, as of the Transferability Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Transferability Date whose election, or nomination for election by the Company’s Members, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C)         Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or

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substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding GSD LLC Shares and outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then Outstanding GSD LLC Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s Outstanding GSD LLC Shares and outstanding voting securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then Outstanding GSD LLC Shares resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)         Approval by the Members of the Company of a complete liquidation or dissolution of the Company.

(ii)         “Disinterested Director” means a Director of the Company who is not and was not a party to the action or proceeding in respect of which indemnification is sought by the claimant.

(iii)        “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate, securities and limited liability company law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Article VII.

(l)          Any notice, request or other communication required or permitted to be given to the Company under this Article VII shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary.

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ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1           Records and Accounting.

The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

Section 8.2           Fiscal Year.

The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or permitted by law.

Section 8.3           Reports.

(a)          As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board shall cause to be mailed or made available to each Record Holder of a GSD LLC Share, as of a date selected by the Board, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board.

(b)          As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board shall cause to be mailed or made available to each Record Holder of a GSD LLC Share, as of a date selected by the Board, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the GSD LLC Shares are listed for trading, or as the Board determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1           Tax Returns and Information.

The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year. The officers of the Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Group Member holds an interest. The classification, realization and recognition of income, gain, losses

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and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2           Tax Elections.

(a)          The Company may make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Board’s determination that such revocation is in the best interests of the Members.

(b)          Except as otherwise provided herein, the Board shall determine whether the Company should make any other elections permitted by the Code.

Section 9.3           Tax Controversies.

The Board shall designate one Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 9.4           Withholding.

Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 8.3 in the amount of such withholding from such Member.

Section 9.5           Partnership Treatment.

The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a partnership for federal (and applicable state) income tax purposes.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1         Dissolution.

The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

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(a)          an election to dissolve the Company by the Board that is approved by the holders of a Share Majority;

(b)          the sale, exchange or other disposition of all of the real properties (or indirect interests) of the Company;

(c)          the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the NYLLCL; or

(d)          at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the NYLLCL.

Section 10.2         Liquidator.

Upon dissolution of the Company, the Board shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Notwithstanding the foregoing, in lieu of appointing a Liquidator, the Board may cause the then-remaining real properties (and indirect interests) of the Company to be transferred to a liquidating trust, which shall have the full power and authority to carry out the liquidation in accordance with this Agreement and the NYLLCL.

Section 10.3         Liquidation.

The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 1005 of the NYLLCL and the following:

(a)          Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be

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made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)          Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)          All property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the Members in accordance with and to the extent of the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 8.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined by the Board, and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

(d)          Notwithstanding any other provision of this Agreement, if, upon the dissolution and liquidation of the Company pursuant to this Article VIII and after all other allocations provided for in Section 4.1 have been tentatively made as if this section were not in this Agreement, the quotient obtained by dividing the positive balance of a Member’s Capital Account with respect to GSD LLC Shares by the aggregate of all Members’ Capital Account balances with respect to GSD LLC Shares at such time would differ from such Member’s Percentage Interest, then Net Income (and items thereof) and Net Loss (and items thereof) for the Fiscal Year in which the Company dissolves and liquidates pursuant to Article VIII shall be allocated among the Members in a manner such that the positive balance in the Capital Account of each Member with respect to GSD LLC Shares on a share by share basis, immediately after giving effect to such allocation, is, as nearly as possible, equal to each such Member’s Percentage Interest on a share by share basis.

Section 10.4         Cancellation of Articles of Organization.

Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Articles of Organization and all qualifications of the Company as a foreign limited liability company in jurisdictions other

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than the State of New York shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 10.5         Return of Contributions.

None of any member of the Board or any officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 10.6         Waiver of Partition.

To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 10.7         Capital Account Restoration.

No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XI

AMENDMENT OF AGREEMENT

Section 11.1         General.

Except as provided in Section 11.2, Section 11.3 and Section 11.4, the Board may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 11.1. If the Board desires to amend any provision of this Agreement other than pursuant to Section 11.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board. Such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by the NYLLCL.

Section 11.2         Super-Majority Amendments.

Notwithstanding Section 11.1, the affirmative vote of the holders of Outstanding GSD LLC Shares representing at least two-thirds of the total votes that may be cast by all Outstanding

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GSD LLC Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 11.2 or Section 11.4(b).

Section 11.3         Amendments to be Adopted Solely by the Board.

Notwithstanding Section 11.1, the Board, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)          a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)          the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)          a change that the Board determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes other than as the Company specifically so designates;

(d)          a change that, in the sole discretion of the Board, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class of GSD LLC Shares as compared to other holders of other classes of GSD LLC Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the NYLLCL), (iii) to be necessary, desirable or appropriate to facilitate the trading of the GSD LLC Shares (including, without limitation, the division of any class or classes of Outstanding GSD LLC Shares into different classes to facilitate uniformity of tax consequences within such classes of GSD LLC Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which GSD LLC Shares are or will be listed for trading, compliance with any of which the Board deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board pursuant to Section 3.7 or (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)          a change in the fiscal year or taxable year of the Company and any other changes that the Board determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(f)          an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of

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whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)          an amendment that the Board determines to be necessary or appropriate in connection with the authorization or issuance of any class of GSD LLC Shares pursuant to Section 3.2 and the admission of Additional Members;

(h)          any amendment expressly permitted in this Agreement to be made by the Board acting alone;

(i)          an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(j)          a merger, conversion or conveyance pursuant to Section 10.3(d); or

(k)          any other amendments substantially similar to the foregoing.

Section 11.4         Amendment Requirements.

(a)          Notwithstanding the provisions of Sections 11.1 and 11.3, no provision of this Agreement that establishes a percentage of Outstanding GSD LLC Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding GSD LLC Shares whose aggregate Outstanding GSD LLC Shares constitute not less than the voting requirement sought to be reduced.

(b)          Notwithstanding the provisions of Sections 11.1 and 11.3, but subject to the provisions of Section 11.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 11.4(c), (ii) change Section 8.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.

(c)          Except as provided in Section 10.3, and without limitation of the Board’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 11.1, notwithstanding the provisions of Section 11.1, (i) any amendment that would have a material adverse effect on the rights or preferences of any class of GSD LLC Shares in relation to other classes of GSD LLC Shares must be approved by the holders of a majority of the Outstanding GSD LLC Shares of the class affected.

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ARTICLE XII

MEMBER MEETINGS

Section 12.1         Voting.

Except as otherwise set forth in this Agreement, with respect to any matter submitted to a vote of Members, each holder shall be entitled to one vote per GSD LLC Share. Any GSD LLC Share representing an Excess Interest shall not be eligible to vote.

Section 12.2         Place of Meetings.

All meetings of the Members shall be held at such place or places, within or without the State of New York, as shall be determined by the Board from time to time.

Section 12.3         Annual Meetings.

The annual meeting of the Members shall be held at such date or hour as may be fixed by the Board. At an annual meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Member in accordance with (i) this Section 12.1 for any business other than the nomination of a person for election as a Director or (ii) Sections 5.14, 5.15 and 5.16 hereof for any nomination of a person for election as a Director.

Section 12.4         Special Meetings.

Special meetings of the Members may be called at any time by (i) the President, (ii) the Chairman of the Board, (iii) the Board pursuant to a resolution adopted by a majority of the total number of Directors that the Company would have if there were no vacancies, or (iv) by the President of the Company at the request of Qualified Members holding at least thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. For purposes of this Section, a “Qualified Member” shall mean a person who shall have been a Member of the Company for at least six (6) months immediately preceding the request for a special meeting. In connection with any request for a special meeting, each Qualified Member must comply with Section 12.1 for any business proposed for the special meeting other than the nomination of a person for election as a Director. Any Member nominating a Director proposed to be elected at the special meeting must comply with Sections 5.12, 5.13 and 5.14 hereof. Business transacted at all special meetings shall be confined to the objects stated in the notice of the special meeting.

Section 12.5         Notice of the Meeting.

(a)          Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail. Notice may be given by third class mail, in which event, the notice shall be given not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the Member at his address as it appears on the stock transfer books of the Company or at such other address given by the Member in accordance with law.

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(b)          Any previously scheduled meeting of the Members may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of Members.

Section 12.6         Quorum.

The holders of a majority of the GSD LLC Shares entitled to vote thereat shall constitute a quorum at any meeting of Members for the transaction of business except as otherwise provided by law.

Section 12.7         Conduct of Members’ Meetings; Adjournment.

(a)          The Chairman of the Board shall preside at all Member meetings. In the absence of the Chairman of the Board, the President shall preside. The Chairman or the officer presiding over the Members meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, and shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the stockholders’ meeting. Subject to Section 5.2 hereof, unless the Chairman or the officer presiding over the Members’ meeting otherwise requires, stockholders need not vote by ballot on any question.

(b)          The Chairman or the presiding officer at a Members meeting or a majority of the GSD LLC Shares of the Company present thereat, represented in person or by proxy, may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The Members present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 12.8         Inspectors of Election.

At least two inspectors of election shall be appointed by the Board to serve at each annual or special meeting of Members. Such inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. If there are three or more inspectors, the act of a majority shall govern. On request of the presiding officer or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

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Section 12.9         Action of Members.

Except as otherwise provided by law, the Articles of Organization, or this Agreement, in all matters other than the election of Directors, the affirmative vote of a majority of the GSD LLC Shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Members.

Section 12.10       Notice of Member Proposal For Business Other Than Nominations.

(a)          For business to be properly brought before an annual meeting by a Member or before a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Section 5.14), the Member intending to propose the business at the annual meeting or the Qualified Member on whose behalf the special meeting is called (each, a “Proponent”) must have given timely notice in writing to the Secretary of the Company of the intention to propose such business and such business must otherwise be a proper matter for Member action. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Company (1) in the case of an annual meeting, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company; (2) in the case of a special meeting called pursuant to Section 203.(i),(ii) or (iii) of this Article II, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the date of public disclosure of the date of such special meeting; and (3) in the case of a special meeting called at the request of a Qualified Member (other than, in either case, the nomination of a person for election as a director, which is governed by Sections 5.14), not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the date of such special meeting. In no event shall the public disclosure of an adjournment of an annual meeting or special meeting (each, a “Member Meeting”) commence a new time period for the giving of a Member’s notice as described above. (For purposes of this Agreement, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). A Proponent’s notice to the Secretary shall set forth as to each matter the Proponent proposes to bring before the Member Meeting: (A) a brief description of the business desired to be brought before the Member Meeting and the reasons for conducting such business at the Member Meeting, (B) the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Company’s books, (C) the class and number of shares of the Company which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of

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the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) any material interest of the Proponent in such business, (E) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the Proponent is a holder of record or beneficial owner of shares of the Company entitled to vote at the Member Meeting and intends to appear in person or by proxy at the meeting to propose such business, and (H) a representation whether the Proponent intends to deliver a proxy statement and form of proxy to Members of the Company and/or otherwise solicit proxies from Members in support of the proposal.

(b)          If the chair of the Member Meeting determines that any business (other than the nomination of a person for election as a director, which is governed by Sections 5.14) was not made in accordance with the applicable provisions of this Agreement, such business shall not be transacted. Notwithstanding anything in this Agreement to the contrary, unless otherwise required by law, if a Proponent intending to propose business at a Member Meeting pursuant to this Section 12.10 does not provide the information required under subparagraphs (C), (E) and (F) of Section 12.10(a). to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company. The requirements of this Section 12.10 shall apply to any business to be brought before a Member Meeting by a Member (other than the nomination of a person for election as a director, which is governed by Section 5.14) whether such business is to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to Members by means of an independently financed proxy solicitation. The requirements of this Section 12.10 are included to provide the Company notice of a Member’s intention to bring business before a Member Meeting and shall in no event be construed as imposing upon any Member the requirement to seek approval from the Company as a condition precedent to bringing any such business before a Member Meeting.

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ARTICLE XIII

GENERAL PROVISIONS

Section 13.1         Seal of the Company.

The seal of the Company shall be circular in form and shall contain the name of the Company, the year “2013” and the words “Company Seal, New York.”

Section 13.2         Fiscal Year.

The fiscal year of the Company shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Section 13.3         Emergency Provisions.

In the event of any state of emergency, disaster or catastrophe (whether or not declared by the United States Government or the State of New York), and during the continuance of such emergency, the following By-Laws provisions shall be in effect, notwithstanding any other provisions of the By-Laws:

(a)          A meeting of the Board or of any Committee thereof may be called by any officer or director upon one (1) hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b)          The director or directors in attendance at the meeting of the Board or of any Committee thereof shall constitute a quorum; and

(c)          These By-Laws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board, provided such amendment or repeal shall only be effective for the duration of such state.

Section 13.4         Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.5         Severability.

If any provision of this Agreement is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of this Agreement and such other provisions shall continue in full force and effect.

Section 13.6         Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

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Section 13.7         Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 13.8         Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 13.9         Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 13.10         Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a GSD LLC Share, upon receipt of such issuance or transfer.

Section 13.11         Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of laws.

Section 13.12         Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 13.13         Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 13.14         Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company is expressly permitted by this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Frederick C. Braun III
Name: Frederick C. Braun III
Title: President and Chief Executive Officer

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[Signature Page to Amended and Restated LLC Agreement of Gyro Special Distribution, LLC]

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